UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 18, 2015

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1400 16th Street, Suite 310 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)
(720) 457-6060
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 18, 2015, American Midstream Partners, LP (the “Partnership’’), American Midstream, LLC (the “AMID Borrower”), Blackwater Investments, Inc., (the “Blackwater Borrower” and, together with the AMID Borrower, the “Borrowers”) Bank of America, N.A. as administrative agent, and the lenders party thereto entered into the First Amendment and Incremental Commitment Agreement (the “First Amendment”) to the AMID Borrower’s, Blackwater Borrower’s and the Partnership’s Amended and Restated Credit Agreement dated as of September 5, 2014 (the “Original Credit Agreement” and, as amended by the First Amendment, the “Amended Credit Agreement”).
The First Amendment amends the Original Credit Agreement to, among other things, reflect and facilitate the acquisition pursuant to the Purchase and Sale Agreement dated as of August 10, 2015 (the “Delta House Transaction”) by American Midstream Delta House, LLC (“Delta House Buyer”) of a 26.33% equity interest in Pinto Offshore Holdings, LLC (“Newco”). Under the First Amendment, the Borrowers increased their borrowing capacity under the Original Credit Agreement from $500 million to $750 million. Additionally, the First Amendment decreased the amount of the “accordion feature” under the Original Credit Agreement, which allowed for increases in the total borrowing amount under certain circumstances, including obtaining the requisite lender consent, from $200 million to $150 million. Accordingly, total borrowings under the Amended Credit Agreement may be increased to a maximum of $900 million if the accordion feature is utilized.
With respect to the Delta House Transaction, the First Amendment (i) required the Delta House Buyer to become a guarantor of the obligations under the Amended Credit Agreement and required that such obligations be secured by certain assets of Delta House Buyer, and (ii) revised the definition of the term “Consolidated EBITDA,” which is used to calculate certain financial covenants in the Amended Credit Agreement.
Additionally, the First Amendment (a) increased the borrowing capacity sublimit with respect to the Blackwater Borrower from $20 million to $30 million, (b) provided for the joinder of American Midstream Mesquite, LLC (“Mesquite”) and American Midstream Transtar Gas Processing, LLC (“Transtar”) as guarantors of the obligations under the Amended Credit Agreement and secured such obligations with certain assets of Mesquite and Transtar, (c) allowed the Partnership or its subsidiaries to make investments not to exceed $25 million outstanding at any one time in American Midstream Enertrade, LLC, a entity in which Mesquite owns 92% of the equity interests, and (d) allowed the Partnership or its subsidiaries to incur indebtedness with respect to certain bonds required to be posted by the Bureau of Ocean Energy Management.
The description of the First Amendment contained in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On September 18, 2015, the Delta House Buyer completed the Delta House Transaction for $162 million. Toga Offshore, LLC, the seller of the equity interest in Newco, is an affiliate of ArcLight Capital Partners, LLC (“ArcLight”). Newco owns (i) approximately 49% of the limited liability company interests of Delta House FPS LLC and (ii) approximately 49% of the limited liability company interests of Delta House Oil & Gas Lateral LLC, which respectively own the Delta House floating production system and related pipeline infrastructure (which are referred to in this report, collectively, as “Delta House”).
The Partnership funded the purchase price for the Delta House Transaction with the net proceeds of its public offering of 7,500,000 common units representing limited partner interests in the Partnership, which closed on September 14, 2015, and with borrowings under the Amended Credit Agreement.
Delta House is a floating production system platform with associated oil and gas export pipelines, located in the Mississippi Canyon region of the deepwater Gulf of Mexico, with nameplate processing capacity of 80,000 barrels of oil per day (Bbl/d) and 200 million cubic feet of gas per day (MMcf/d), and peak processing capacity of 100,000 Bbl/d of oil and 240 MMcf/d of gas. Cash flows for Delta House are supported by a 100% fee-based tariff structure with ship-or-pay components. The tiered fee structure of Delta House incentivizes front-end loaded volumes from producer customers, with production supported by tolling agreements with various producers. Delta House was developed by ArcLight and LLOG Exploration, a leading private deepwater exploration company in the Gulf of Mexico, as well as a consortium of exploration companies and other investors, and commenced operations in April 2015. LLOG Exploration operates Delta House.
Arclight is an affiliate of High Point Infrastructure Partners, LLC, which owns a 95% interest in American Midstream GP, LLC, the Partnership’s general partner (the “GP”). Accordingly, the board of directors of the GP (the “GP Board”) authorized its conflicts committee, a committee composed of independent members of the GP Board (the “Conflicts Committee”), to review and evaluate the Delta House Transaction for the purpose of determining whether to grant its Special Approval of the Delta House Transaction as contemplated in the Partnership’s partnership agreement. The Conflicts Committee retained independent legal and financial advisors to assist it in evaluating the terms of the Delta House Transaction and the related purchase agreement, and based its decision in part on an opinion from its independent financial advisor that, as of the date of the purchase agreement, the consideration to be paid by the Partnership pursuant to the purchase agreement is fair, from a financial point of view, to the Partnership’s common unitholders, other than any Delta House Transaction counterparty and its affiliates, including ArcLight. The Conflicts Committee unanimously granted its Special Approval of the Delta House Transaction.
Item 7.01 Regulation FD Disclosure.
On September 21, 2015, the Partnership issued a press release announcing the closing of the Delta House Transaction described in Item 2.01 of this report and the amendment to its Credit Facility described in Item 1.01 of this report. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
First Amendment and Incremental Commitment Agreement, dated as of September 18, 2015, by and among American Midstream, LLC, Blackwater Investments, Inc., American Midstream Partners, LP, Bank of America, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release, dated September 21, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

By:	AMERICAN MIDSTREAM GP, LLC
its General Partner

By:	/s/ Daniel C. Campbell
Name:	Daniel C. Campbell
Title:	Senior Vice President and Chief Financial Officer

September 21, 2015

EXHIBITS INDEX

Exhibit Number	Description
10.1
First Amendment and Incremental Commitment Agreement, dated as of September 18, 2015, by and among American Midstream, LLC, Blackwater Investments, Inc., American Midstream Partners, LP, Bank of America, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release, dated September 21, 2015